Exhibit 4.2

NextG Networks, Inc.
2216 O’Toole Avenue
San Jose, California 95131
Facsimile Number: (408) 383-9106
SERIES C AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
December 20, 2007

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TABLE OF CONTENTS
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NextG Networks, Inc.
SERIES C AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     This Series C Amended and Restated Investor Rights Agreement (as may be amended from time to time, this “Agreement”), dated December 20, 2007 (the “Effective Date”), is executed by and among NextG Networks, Inc., a Delaware corporation (the “Company”), and the persons and entities identified on Exhibit A (each, an “Investor” and, collectively, the “Investors”). The Company and the Investors are each individually referred to in this Agreement as a “Party,” and are collectively referred to in this Agreement as the “Parties.” Certain capitalized terms used in this Agreement are defined in Section 4.1.
Recitals
A.	Certain Investors are purchasing shares of the Company’s Series C Preferred Stock (the “Series C Stock”), pursuant to the Series C Preferred Stock Purchase Agreement, dated as of the Effective Date (the “Series C Agreement”).

B.	The Series C Agreement obligations are conditioned upon the Parties signing and delivering this Agreement.

C.	Certain Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock and Series B Preferred Stock and possess registration rights, information rights, first refusal rights, and other rights with respect to such shares pursuant to the Series B Amended and Restated Investor Rights Agreement, dated July 21, 2004, and executed by and among the Company and the Existing Investors (the “Prior Rights Agreement”).

D.	Pursuant to Section 4.2 of the Prior Rights Agreement, the Prior Rights Agreement may be amended with the written consent of the Company and Existing Investors holding a majority of the Registrable Securities (as defined in the Prior Rights Agreement).

E.	The Company and the Existing Investors holding a majority of the Registrable Securities desire to amend and restate the Prior Rights Agreement in its entirety and to accept the rights created pursuant to this Agreement instead of the rights granted to the Investors under the Prior Rights Agreement.
     In consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

Section 1
Transfer Restrictions and Registration Rights
     1.1 Transfer Restrictions.
          (a) Restrictions and Exceptions. Each Holder agrees to not make any disposition of all or any portion of the Registrable Securities, unless and until the transferee has agreed in writing, for the Company’s benefit, to be bound by this Section 1.1; provided that, and to the extent that, this Section 1.1 is then applicable. The transfer restrictions in this Section 1.1(a) will not apply if:
               (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
               (ii) such Holder will have notified the Company of the proposed disposition and the transferee’s identity and contact information, and such Holder will have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Registrable Securities under the Securities Act; or
               (iii) such proposed transfer is by a Holder (A) that is an entity to an affiliated fund, partnership, or limited liability company, or to another entity that is affiliated with the transferring Holder; (B) that is a partnership to its partners or retired partners in accordance with partnership interests; (C) that is a corporation to its stockholders in accordance with their interest in the corporation; (D) that is a limited liability company to its members or former members in accordance with their interest in the limited liability company; or (E) to the Holder’s family member or trust for the benefit of an individual Holder or such Holder’s family members; provided that, in each case, the transferee agrees in writing to be subject to the terms of this Section 1.1 to the same extent as if such transferee were an original Holder under this Agreement with such writing having been approved by the Company.
          (b) For Section 1.1(a)(i), Section 1.1(a)(ii), or Section 1.1(a)(iii) to take effect, any transferee must first agree in writing to be subject to the terms of this Agreement and the other Transaction Agreements (as defined in the Series C Agreement) to the same extent as if such transferee were an original Investor under this Agreement. Each Investor will cause any proposed purchaser, assignee, transferee, or pledgee of any Registrable Securities held by the Investor to take and hold such securities subject to the provisions and upon the conditions of this Agreement and the other Transaction Agreements. Each Investor expressly consents to the Company making a notation on the Company’s records and giving instructions to any transfer agent for the Company’s capital stock to implement the transfer restrictions established in this Agreement.

          (c) Legends. Each certificate representing Registrable Securities will (unless otherwise permitted by this Agreement’s provisions) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS, A VOTING AGREEMENT, A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE COMPANY FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND CERTAIN OTHER TERMS AND CONDITIONS, IN EACH CASE AS SET FORTH IN CERTAIN AGREEMENTS BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE. SUCH TRANSFER RESTRICTIONS, VOTING AGREEMENT, LOCK-UP PERIOD, AND OTHER TERMS AND CONDITIONS ARE BINDING ON TRANSFEREES OF THESE SHARES.
          (d) Legend Removals. At a Holder’s request, the Company will be obligated to promptly re-issue certificates without the first legend specified above if the Holder will have, at such Holder’s own expense, (i) obtained an opinion of counsel reasonably acceptable to the Company (which may be the Company’s counsel) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification, or legend, and (ii) delivered such securities to the Company or its transfer agent.
          (e) State Securities Law Legends. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities will be removed upon the Company’s receipt of an order of the appropriate blue sky authority authorizing such removal.
     1.2 Requested Registration.
          (a) Registration Request. If, at any time after the earlier of (i) the third anniversary of the Effective Date or (ii) six months after the effective date of a Qualified IPO, the Company receives from Initiating Holders a written request that the Company effect any registration with respect to an offering of all or any part of the Registrable Securities the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) exceed $5,000,000, then the Company will:
               (i) promptly give written notice of the proposed registration to all other Holders; and
               (ii) use the Company’s commercially reasonable efforts to effect such registration as soon as practicable (including filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after the Company delivers the written notice required by Section 1.2(a)(i). Notwithstanding anything to the contrary contained in this Agreement, if the registration requested pursuant to this Section 1.2 is to be an underwritten offering and if the underwriters have not limited the number of Registrable Securities to be underwritten, then the Company will be entitled, at the Company’s election, to join in any such registration with respect to securities to be offered by the Company or by any other party.
          (b) Requested Registration Limitations. Notwithstanding anything to the contrary in Section 1.2(a) or elsewhere in this Agreement, the Company will not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:
               (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;
               (ii) after the Company has initiated two registrations pursuant to Section 1.2(a) (counting for these purposes only (A) registrations that have been declared or ordered effective and pursuant to which securities have been sold and (B) registrations that have been withdrawn by the Holders (other than based on adverse information about the Company as provided in Section 1.4) as to which the Holders have not elected to pay the Registration Expenses pursuant to Section 1.4 and would, absent such election, have been required to pay such expenses);
               (iii) during the time period starting with the date that is 60 days before the Company’s good faith estimate of the date of filing of, and ending with the date that is 180 days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided further that, with respect to each time the Company exercises the Company’s rights under this Section 1.2(b)(iii), this Section 1.2(b)(iii) will not again become effective until the Holders have had at least six months in which they were able to exercise their rights under Section

1.2(a) (exclusive of periods restricted by Section 1.2(b), but inclusive of any other provisions of this Agreement);
               (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.5;
               (v) if the Initiating Holders do not request that an initial public offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the Company’s reasonable written consent); or
               (vi) if the Company and the Initiating Holders are unable to receive a binding commitment from the underwriter described in Section 1.2(b)(v) to firmly underwrite the offer.
          (c) Requested Registration Deferral. The Company will file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receiving the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Company’s Board of Directors, such registration would be detrimental to the Company and the Company’s Board of Directors concludes, as a result, that it is in the Company’s best interests to defer the filing of such registration statement at such time, and (ii) the Company furnishes to such Holders a certificate signed by the Company’s Chief Executive Officer or President stating that, in the good faith judgment of the Company’s Board of Directors, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the Company’s best interests to defer the filing of such registration statement, then the Company will have the right to defer such filing for a period of no more than 60 days after the Company receives the Initiating Holders’ request, and, provided further, that the Company will not defer the Company’s obligation in this manner more than once in any twelve-month period.
          (d) Other Securities. The registration statement filed pursuant to Section 1.2(a) may, subject to the provisions of the last sentence of Section 1.2(a)(ii), to Section 1.2(e), and to Section 1.13, include other Company securities, with respect to which registration rights have been granted, and may include Company securities being sold for the Company’s account.
          (e) Underwriting. Any Holder’s registration rights pursuant to Section 1.2 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise agreed by a majority-in-interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided in this Agreement. Any Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.
          (f) Procedures. Subject to the last sentence of Section 1.2(a)(ii), if the Company will request inclusion in any registration pursuant to Section 1.2 of securities being sold for the Company’s own account, or if other persons will request inclusion in any registration pursuant to

Section 1.2, then the Initiating Holders will, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). The Company will (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority-in-interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company will so advise all Holders of Registrable Securities that would otherwise be underwritten under this Agreement, and the number of shares that may be included in the underwriting will be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, then such person will be excluded from the underwriting by written notice from the Company, the underwriter, or the Initiating Holders. The securities so excluded will also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting will also be withdrawn from such registration.
     1.3 Company Registration.
          (a) Company Obligations. If the Company determines to register any of the Company’s securities either for the Company’s own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or Section 1.5 and other than a registration relating solely to employee benefit plans or a registration relating to a corporate reorganization or other transaction on Form S-4), then the Company will:
               (i) promptly give to each Holder written notice thereof at least 15 days before filing any such registration statement; and
               (ii) use the Company’s commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as described in Section 1.3(b), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within 15 days after the written notice from the Company described in Section 1.3(a)(i) is delivered by the Company. Such written request may specify all or a part of a Holder’s Registrable Securities. If a Holder decides not to include all of such Holder’s Registrable Securities in any registration statement subsequently filed by the Company, then such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of the Company’s securities, all upon the terms and conditions contained in this Agreement.
          (b) Underwriting. If the registration for which the Company gives notice is for a registered public offering involving an underwriting, then the Company will so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event, any Holder’s registration right under this Section 1.3 will be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in such underwriting to the extent provided in this Agreement. All Holders proposing to distribute their Registrable Securities through such underwriting will (together with the Company and the other holders of Company securities with registration rights to participate in such underwriting and distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.
          (c) Underwriter Limitation. Notwithstanding any other provision of this Section 1.3, if the underwriters’ representative advises the Company in good faith and in writing (which notice the Company, in turn, will provide to all Holders requesting registration) that marketing factors require a limitation on the number of shares to be underwritten, then the underwriters’ representative may (subject to the limitations described below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company will so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting will be allocated first to the Company for securities being sold for the Company’s own account and then as described in Section 1.13. If any person does not agree to the terms of any such underwriting, then such person will be excluded from the underwriting by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting will be withdrawn from such registration. To facilitate the allocation of shares in accordance with the foregoing provisions, the Company or the underwriter(s) may round the number of shares allocated to any Holder to the nearest 100 shares.
          (d) Re-Allocations. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, then the Company will offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.13.
          (e) Registration Termination. The Company will have the right to terminate or withdraw any registration initiated by the Company under this Section 1.3 before the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.
     1.4 Registration Expenses.  The Company will pay all Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to Section 1.2, Section 1.3, and Section 1.5; provided, however, that, if the Holders elect to pay the Registration Expenses for any registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares in such registration proceeding or if the Holders withdraw such registration based on materially adverse information about the Company not known by the Holders at the time the Holders initiated the registration, then such registration proceeding will not be counted as a requested registration pursuant to Section 1.2. All Selling Expenses relating to securities so registered will be paid by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on such Holders’ behalf, as will any other expenses in connection with the registration required to be paid for by the Holders of such securities.
     1.5 Form S-3 Registration.
          (a) Company Obligations. After the Company’s initial public offering, the Company will use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Company will effect a registration on Form S-3 if requested by the Holders of at least 30% of the Registrable Securities (such requests will be in writing and will state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders); provided, however, that the Company will not be obligated to effect any such registration (i) if the Holders, together with the holders of any other Company securities entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000; (ii) in any of the circumstances described in Section 1.2(b); (iii) if the Company will furnish the certification described in Section 1.2(c) (but subject to the limitations specified in Section 1.2(c)); (iv) if the Company has effected one such registration during the twelve-month period before the date on which the Company reasonably estimates that such registration would become effective; or (v) if the registration is to be effected more than five years after the Company’s initial public offering. The Company will use commercially reasonable efforts to keep any S-3 registration statement filed pursuant to this Section 1.5(a) for up to 180 days if requested by the Holders (excepting blackout periods required by law or the Company’s inside trading policy.)
          (b) Other Applicable Provisions. If a request complying with the requirements of Section 1.5(a) is delivered to the Company, then the provisions of Section 1.2(a) Section 1.2(b) will apply to such registration. If the registration is for an underwritten offering, then the provisions of Section 1.2(e) and Section 1.2(f) will apply to such registration.
     1.6 Registration Procedures.  In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion of each registration. At the Company’s expense, the Company will also use commercially reasonable efforts to:
          (a) keep such registration effective for a period of at least 90 days or until the Holder or Holders have completed the distribution described in the registration statement relating to such distribution, whichever occurs first;
          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) furnish such number of prospectuses, including preliminary prospectuses, and other documents incident to such prospectuses, including any prospectus amendment or supplement, as a Holder from time to time may reasonably request;
          (d) cause all such Registrable Securities registered pursuant under this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed;
          (e) in connection with any underwritten offering pursuant to a registration statement filed under Section 1.2, enter into and perform the Company’s obligations under an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock; provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting will also enter into and perform such Holder’s obligations under the underwriting agreement;
          (f) register and qualify the securities covered by such registration statement under such other securities laws or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders; provided that the Company will not be required in connection with, or as a condition to, such registration and qualification to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
          (g) notify each Holder covered by such registration statement at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and
          (h) furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters by such counsel in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the Company’s independent certified public accountant, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.
     1.7 Indemnification.
          (a) Company Indemnification. The Company will indemnify each Holder and each Holder’s officers, directors, partners, members, legal counsel, and accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected under this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities

Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus (including any preliminary prospectus), offering circular, or other document (including any related registration statement, notification, or similar documents) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each Holder’s officers, directors, partners, members, legal counsel, and accountants, and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. The indemnity agreement contained in this Section 1.7(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the Company’s consent (which consent will not be unreasonably withheld).
          (b) Holder Indemnification. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of the Company’s directors, officers, partners, members, legal counsel, and accountants, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other Holder, each Other Stockholder, and each of their respective officers, directors, partners, and members, and each person controlling such other Holder or such Other Stockholder, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, members, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder will not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without such Holder’s consent (which consent will not be unreasonably withheld); and provided that in no event will any indemnity under this Section 1.7 exceed the gross proceeds from the offering received by such Holder.
          (c) Notices and Settlements. Each Party entitled to indemnification under this Section 1.7 (the “Indemnified Party”) will give notice to the Party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of such claim or any litigation resulting from such claim; provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or any litigation resulting from such claim, will be approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at the Indemnified Party’s own expense, and provided further that any Indemnified Party’s failure to give notice as provided in this Section 1.7(c) will not relieve the Indemnifying Party of the Indemnifying Party’s obligations under this Section 1.7, unless and only to the extent that such failure has materially prejudiced the Indemnifying Party. In the defense of any such claim or litigation, no Indemnifying Party will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the claimant’s or plaintiff’s release of such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party will furnish such information regarding such Indemnified Party or the claim in question as an Indemnifying Party may reasonably request in writing and as will be reasonably required in connection with defense of such claim and litigation resulting from such claim.
          (d) Allocation. If a court of competent jurisdiction holds that the indemnification provided for in this Section 1.7 is unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to in this Section 1.7, then the Indemnifying Party, instead of indemnifying such Indemnified Party under this Section 1.7, will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the Parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
          (e) Underwriting Agreement Indemnification. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering conflict with the foregoing provisions, the provisions in the underwriting agreement will control.
     1.8 Holder Information.  Each Holder will furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as will be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.
     1.9 Subsequent Registration Rights Limitation.  From and after the Effective Date, the Company will not, without the prior written consent of a majority-in-interest of the Holders, enter into any agreement with any holder or prospective holder of any Company securities giving such holder or prospective holder any registration rights the terms of which are more favorable than or inconsistent with the registration rights granted to the Holders under this Agreement.
     1.10 Rule 144 Reporting.  With a view to making available the benefits of certain SEC rules and regulations that may permit Restricted Securities sales to the public without registration, the Company agrees to use commercially reasonable efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of the Company’s securities to the general public;
          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Company has become subject to such reporting requirements;
          (c) so long as a Holder owns any Restricted Securities, furnish to the Holder promptly upon such Holder’s written request a written statement by the Company as to the Company’s compliance or non-compliance with the Rule 144 reporting requirements (at any time from and after the 90-day time period following the effective date of the first registration statement filed by the Company for an offering of the Company’s securities to the general public) and of the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements).
     1.11 Registration Rights Transfers and Assignments.  Subject to any transfer restrictions contained in any Transaction Agreement (as defined in the Series C Agreement), the rights to cause the Company to register securities granted to a Holder by the Company under this Section 1 and the participation rights granted to a Holder by the Company under Section 3 may be transferred or assigned by a Holder only to a transferee or assignee (a) who is a partner, retired partner, or affiliated fund of any Holder that is a partnership, (b) any member or former member of any Holder that is a limited liability company, (c) any family member or trust for the benefit of any individual Holder, or (d) any transferee that satisfies the criteria to be a Significant Holder after giving effect to the transfer; provided that in each case the Company is given written notice at the time of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing such transferring Holder’s obligations under this Section 1.

     1.12 Lock-Up Agreement.  If requested by the Company and an underwriter of Company Common Stock (or other Company securities), each Investor will not sell or otherwise transfer or dispose of any Company Common Stock (or other Company securities) held by such Investor (other than those included in the registration or in a transfer not required to be registered under the Securities Act, as demonstrated by a written legal opinion from counsel reasonably acceptable to the Company and to the underwriter) during the 180-day period after the effective date of a registration statement filed by the Company under the Securities Act for such offering; provided that such restrictions are imposed on the Company’s directors, senior executive officers (ranking as vice president and higher), and all persons holding at least 1% of the Company’s securities (on a fully-diluted basis) that were acquired from the Company in transactions not involving public offerings. The obligations described in this Section 1.12 will not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend specified in Section 1.1(b) with respect to the shares of Company Common Stock (or other Company securities) subject to the foregoing restriction until the end of such 180-day period. Each Stockholder agrees to execute a market standoff agreement with such underwriters in customary form consistent with the provisions of this Section 1.12. This Section 1.12 will expire on the second anniversary of the Company’s initial public offering.
     1.13 Registration Rights Allocations.  If Holders exercise registration inclusion rights under Section 1.3 and if all of the Registrable Securities and other shares of the Company’s Common Stock (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of the Company’s Preferred Stock) with registration rights (such other shares, the “Other Shares”) requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, then the number of shares of Registrable Securities that may be so included will be allocated among the Holders pro rata on the basis of the number of shares of Registrable Securities that would be held by such Holders, assuming conversion; provided, however, that if any Holder does not request inclusion of at least the number of shares of Registrable Securities allocated to such Holder or selling stockholder pursuant to the foregoing procedure, then the remaining portion of such Holder’s allocation will be reallocated among those requesting Holders whose allocations did not satisfy their initial requests, pro rata on the basis of the number of shares of Registrable Securities that would be held by such Holders, assuming conversion, and this procedure will be repeated until all of the shares of Registrable Securities that may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. Unless the registration is with respect to the Company’s Qualified IPO, in no event will the Registrable Securities be reduced below 30% of the total number of securities included in any registration under Section 1.3.
     1.14 Registration Delays.  No Holder will have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1, and each Holder, by executing and delivering this Agreement, expressly and knowingly waives any such right that may have otherwise existed.
     1.15 Registration Rights Termination.  Each Holder’s right to request registration or to inclusion in any registration pursuant to Section 1.2, Section 1.3, or Section 1.5 will terminate on the earlier of (a) the third anniversary of the Company’s Qualified IPO or (b) as to any Registrable Securities or other securities, when such Registrable Securities or other securities can be sold in any 90-day period under Rule 144.
Section 2
Information Rights and Company Insurance
     The Company covenants and agrees, as follows:
     2.1 Basic Financial Information.  The Company will furnish the following reports to each Significant Holder existing as of the Effective Date and as of the last Closing (as defined in the Series C Agreement) pursuant to the Series C Agreement:
          (a) as soon as practicable within 180 days after the end of each Company fiscal year, a consolidated balance sheet of the Company and the Company’s subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and the Company’s subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company;
          (b) as soon as practicable within 60 days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company and the Company’s subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and the Company’s subsidiaries, if any, for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted in such financial statements), except that the Company is not required to attach notes to such financial statements and except that year-end audit adjustments may not have been made;
          (c) as soon as practicable within 45 days after the end of each month, monthly internal financial reports, prepared in accordance with generally accepted accounting principles consistently applied (except as noted in such financial statements), except that the Company is not required to attach notes to such financial statements and except that year-end audit adjustments may not have been made; and
          (d) within 30 days before the beginning of each fiscal year, a projected annual budget for such fiscal year.

     2.2 Inspection. The Company will permit each Significant Holder, at such Significant Holder’s expense, to visit and inspect the Company’s properties, to examine the Company’s books of account and records, and to discuss the Company’s affairs, finances, and accounts with the Company’s officers, all at such reasonable times as may be requested by the Significant Holder; provided, however, that the Company will not be obligated under this Section 2.2 (or under any other provision of this Agreement) to provide access to any information that the Company reasonably considers to be a trade secret, to be proprietary or confidential information, or to be protected by the attorney-client privilege, the attorney-work-product doctrine, or any other applicable privileges.
     2.3 Confidentiality.  Notwithstanding anything to the contrary in this Section 2 or elsewhere in this Agreement, this Agreement will not require the Company to give any Holder (a) access to any Company trade secrets or Company confidential information or (b) any information that is protected by the attorney-client privilege, the attorney-work-product document, or any other applicable privileges. Each Holder agrees to hold in the strictest confidence and trust and to not misuse or disclose any trade secrets or confidential information of any nature that may nonetheless be provided to such Holder whether under this Agreement or otherwise. The Company will not be required to comply with Section 2.1 in respect of any Significant Holder who the Company’s Board of Directors or the Company’s Chief Executive Officer or, in the absence of a Chief Executive Officer, the Company’s President reasonably determines to be a direct or indirect competitor or a direct or indirect competitor’s officer, employee, director, stockholder, or Affiliate. Each Holder agrees to promptly notify the Company if that Holder or any of that Holder’s transferees may reasonably be considered to be a direct or indirect competitor or a direct or indirect competitor’s officer, employee, director, stockholder, or Affiliate.
     2.4 Stock Vesting. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents that are issued after the Effective Date to employees, directors, consultants, and other service providers will be subject to vesting as follows: (a) 25% of such stock will vest on the first vesting commencement date anniversary, as determined by the Board of Directors, which will not be earlier than the first anniversary of such employee’s first day as a Company employee and (b) 75% of such stock will vest over the remaining three years.
     2.5 Proprietary Information and Inventions Agreement. The Company will use commercially reasonable efforts to require all employees and all consultants who have access to confidential information to sign and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Company’s counsel or Board of Directors.
     2.6 Company Insurance. To the extent available on commercially reasonable terms (as determined in good faith by the Company’s Board of Directors), the Company will continue to maintain directors and officers insurance in amounts sufficient for similarly situated companies, as determined in good faith by the Company’s Board of Directors. The Company will also maintain key-man life insurance policies for each of John B. Georges and David M. Cutrer in the amount of $1,000,000, naming the Company as the beneficiary, but only to the extent that such insurance coverage remains available on commercially reasonable terms, as determined in good faith by the Company’s Board of Directors.
     2.7 Covenant Termination.  All covenants contained in this Section 2 will terminate and be of no further force and effect upon the earlier of (a) immediately before the closing of the Company’s Qualified IPO, or (b) when the Company otherwise becomes subject to the Exchange Act’s reporting requirements, or (c) immediately before a Control Change closing.
Section 3
Participation Rights
     3.1 Participation Rights for Significant Holders.  The Company grants each Significant Holder a participation right to purchase such Significant Holder’s pro rata share of New Securities (as defined in Section 3.1(a)) that the Company may, from time to time, propose to sell and issue. A Significant Holder’s pro rata share, for purposes of this participation right, is the ratio of the number of shares of fully-diluted Common Stock owned by such Significant Holder immediately before the issuance of New Securities, assuming full conversion of the Shares and full conversion and/or exercise of any option or warrant held by such Significant Holder, to the total number of fully-diluted shares of Common Stock outstanding immediately before the issuance of New Securities, assuming full conversion of the Shares and full conversion and/or exercise of all outstanding convertible securities, rights, options, and warrants to directly or indirectly acquire Company Common Stock. This participation right will be subject to the following provisions:
          (a) New Securities. As used in this Agreement, the term “New Securities” means any of the Company’s capital stock (including Common Stock and/or Preferred Stock) whether or not now authorized, and rights, options, or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term “New Securities” expressly does not include:
               (i) securities purchased pursuant to the Series C Agreement;
               (ii) shares of capital stock issuable or issued upon conversion of Preferred Stock shares;
               (iii) shares of capital stock issuable or issued to the Company’s officers, directors, employees, consultants, or advisors pursuant to the Company’s 2001 Stock Option Plan, or other employee stock incentive programs, or other arrangements approved by the Board for the primary purpose of soliciting or retaining such parties’ services, or upon exercise or conversion of options, warrants, or convertible securities granted to such parties pursuant to any such plan or arrangement;
               (iv) shares of capital stock issuable or issued upon the exercise, exchange, adjustment, or conversion of options, warrants, or convertible securities outstanding as of the Effective Date;

               (v) shares of capital stock issuable or issued as a dividend or distribution on Preferred Stock or Common Stock or otherwise issuable or issued pursuant to any other event for which proportional adjustment is made under the Company’s then effective Certificate of Incorporation;
               (vi) shares of capital stock issuable or issued pursuant to the acquisition of another corporation or other business entity by the Company by merger, stock purchase, purchase of all or substantially all of such entity’s assets, or other reorganization, or pursuant to a joint venture agreement or strategic partnership;
               (vii) shares of capital stock issuable or issued in connection with any public offering;
               (viii) shares of capital stock issuable or issued to banks, equipment lessors, or other financial institutions pursuant to a commercial leasing or debt financing transaction;
               (ix) shares of capital stock issuable or issued pursuant to any stock dividend, stock split, share combination, reverse stock split, reorganization, recapitalization, or other reclassification affecting the Corporation’s equity securities for which a proportional adjustment has been made under the Company’s then-effective Certificate of Incorporation;
               (x) shares of capital stock issuable or issued to suppliers of goods or third-party service providers in connection with the provision of goods or services and approved by the Company’s Board of Directors;
               (xi) shares of capital stock that are otherwise specifically excluded from the “New Securities” definition, whether in one particular case, in certain particular cases, generally, retroactively, and/or prospectively, by the affirmative vote or written consent of at least (A) 50% of the then-outstanding Preferred Stock shares, voting separately as a class and on an as-converted basis, and (B) 50% of the then-outstanding Series C Preferred Stock shares, voting separately as a class and on an as-converted basis; provided that if (1) any Company capital stock sale and issuance would otherwise qualify as a New Securities sale and issuance except for the exclusion contemplated by this Section 3.1(a)(xi) and (2) any Significant Holder is allowed to participate in such Company capital stock sale and issuance excluded under this Section 3.1(a)(xi), then each other Significant Holder’s participation rights will apply to such sale and issuance, unless such other Significant Holder consents in writing; or
               (xii) any right, option, or warrant to acquire any security exercisable for or convertible into the securities excluded from the definition of New Securities pursuant to Section 3.1(a)(i) through Section 3.1(a)(xi).
          (b) Company Notice. If the Company proposes to issue New Securities, then the Company will give each Significant Holder written notice of the Company’s intention, describing the type of New Securities, their price, and the general terms upon which the Company proposes to issue the New Securities. Each Significant Holder will have 30 days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating in such notice the quantity of New Securities to be purchased.
          (c) Sale and Issuance. If the Significant Holders fail to exercise fully the participation right within such 30-day time period, then the Company will have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby will be closed, if at all, within 120 days from the date of such agreement) to sell the New Securities with respect to which the Significant Holders’ participation right specified in this Section 3.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to the Significant Holders pursuant to Section 3.1(b). If the Company has not sold such New Securities within such 120-day period or if the Company has not entered into an agreement to sell the New Securities in accordance with the foregoing within 90 days from the date of such agreement, then the Company will not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 3.1.
          (d) Participation Right Termination. The participation right granted under this Agreement will not be applicable to a Qualified IPO or to a Control Change and will terminate upon the earliest to occur of a Qualified IPO or a Control Change.
Section 4
Miscellaneous
     4.1 Certain Definitions.  As used in this Agreement, the following terms will have the meanings specified below:
          (a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person in the sense of having the power to direct or cause the direction of such Person’s management and policies, whether through voting securities ownership, contractual rights, or otherwise.
          (b) “Agreement” is defined in the first paragraph of this Agreement.
          (c) “Company” is defined in the first paragraph of this Agreement.
          (d) “Control Change” means (i) a sale, lease, or other conveyance of all or substantially all or of the Company’s assets or (ii) the Company’s acquisition by another entity by consolidation, merger, or other reorganization in which the holders of the Company’s outstanding voting stock immediately before the acquisition transaction own, immediately after the acquisition transaction, securities representing less than 50% of the voting power of the Company or other entity surviving such transaction; provided that no Control Change will be deemed to have occurred in a merger or similar transaction that is closed solely for the purpose of changing the Company’s domicile or in any other transaction the primary purpose of which is to raise Company operating capital.
          (e) “Effective Date” is defined in the first paragraph of this Agreement.
          (f) “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as will be in effect from time to time.
          (g) “Founders” means John B. Georges and David M. Cutrer.
          (h) “Holder” means any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.1 and Section 1.11.
          (i) “Indemnified Party” is defined in Section 1.7(c).
          (j) “Indemnifying Party” is defined in Section 1.7(c).
          (k) “Initiating Holders” means any Holder or Holders who in the aggregate hold at least 50% of the outstanding Registrable Securities.
          (l) “Investors” is defined in the first paragraph of this Agreement.
          (m) “New Securities” is defined in Section 3.1(a).
          (n) “Other Stockholders” means persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.
          (o) “Parties” means the parties to this Agreement.
          (p) “Person” means any natural person, corporation, partnership, limited liability company, trust, government agency, political subdivision, or any other legal entity or organization.
          (q) “Preferred Stock” means, as of any given time, the outstanding shares of the Company’s Series C Preferred Stock, the Company’s Series B Preferred Stock, and the Company’s Series A Preferred Stock.
          (r) “Qualified IPO” means the first sale of the Company’s Common Stock to the public pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act, that results in automatic conversion of all outstanding Preferred Stock pursuant to the Company’s then effective Certificate of Incorporation.

          (s) “Registrable Securities” means (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; and (iii) for Section 1.3 purposes only, shares of Common Stock held by the Founders; provided, however, that Registrable Securities will in any event not include any shares of Common Stock that have previously been registered or that have been sold to the public either pursuant to a registration statement or Rule 144 or that have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.
          (t) “Register,” “registered,” “registration,” and corresponding derivatives refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable Securities Act rules and regulations, and the declaration or ordering of the effectiveness of such registration statement.
          (u) “Registration Expenses” means all expenses incurred in effecting any registration pursuant to this Agreement, including all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of the Company’s counsel, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but will not include Selling Expenses, fees, and disbursements of counsel for the Holders.
          (v) “Restricted Securities” means any Registrable Securities that are required to contain the first legend specified in Section 1.1(b).
          (w) “Rule 144” means SEC Rule 144 under the Securities Act, as Rule 144 may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.
          (x) “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.
          (y) “Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as in effect from time to time.
          (z) “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).
          (aa) “Series C Agreement” is defined in Recital A.
          (bb) “Shares” means the shares of the Company’s Preferred Stock.
          (cc) “Significant Holder” means, as of any particular time, a Holder who, with such Holder’s Affiliates, owns at such time at least 950,000 Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, stock combinations, and similar reclassifications affecting the Company’s equity securities) or, as of any particular time, a Holder who, with such Holder’s Affiliates, owns at such time at least the number of shares of Common Stock issued upon conversion of 950,000 Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, stock combinations, and similar reclassifications affecting the Company’s equity securities).
     4.2 Amendment.  Except as expressly provided in this Agreement, neither this Agreement nor any term of this Agreement may be amended, waived, discharged, or terminated other than by a written instrument referencing this Agreement and signed by the Company, the Founders, the Holders holding a majority of the Registrable Securities (voting as if a separate class on an as-converted basis), and the Holders holding a majority of the Series C Preferred Stock shares (voting as if a separate class on an as-converted basis); provided that, (a) notwithstanding anything to the contrary in this Agreement, Holders purchasing Shares from the Company after the Effective Date may become Parties to this Agreement without any amendment of this Agreement pursuant to this Section 4.2 or any consent or approval of any other Holder; (b) notwithstanding anything to the contrary in this Agreement, Holders purchasing Shares from the Company after the Effective Date upon exercise or conversion of any warrants issued in connection with any Company debt financing transaction may become Parties to this Agreement without any amendment of this Agreement pursuant to this Section 4.2 or any consent or approval of any other Holder; and (c) any amendment or waiver of Section 2.1, Section 2.2, Section 3, or Section 4.1(cc) will be effective against any particular Significant Holder only if such Significant Holder approves such amendment or waiver. Any such amendment, waiver, discharge, or termination made according to this Section 4.2 will be binding upon each Holder and each future holder of all such Holder’s securities. Each Holder expressly acknowledges and agrees that this Section 4.2 could result in the restriction, reduction, or elimination of all rights that such Holder has under this Agreement.
     4.3 Notices and Consents.
          (a) Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail, or otherwise delivered by hand or by messenger addressed:
               (i) if to an Investor, to such address, facsimile number, or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof; or
               (ii) if to any other holder of any Shares, to such address, facsimile number, or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number, or electronic mail address to the Company, then to and at the address of the last holder of such Shares or for which the Company has contact information in its records; or

               (iii) if to the Company, to the Company’s address or facsimile number specified on this Agreement’s cover page and addressed to the attention of the General Counsel, or at such other address or facsimile number as the Company will have furnished to the Investors.
          (b) Effectiveness. Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after such communication has been deposited in a regularly maintained United States Postal Service mailbox, addressed and mailed as specified above or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, when directed to the applicable electronic mail address.
          (c) Consents. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or under the Company’s charter or bylaws, each Investor agrees that such notice may given by facsimile or by electronic mail.
     4.4 Governing Law, Jurisdiction, and Venue.  This Agreement will be exclusively governed by, construed according to, and interpreted under with Delaware state law without reference to any conflicts-of-laws principles. Each Party irrevocably and unconditionally (a) submits such Party and such Party’s property in any legal action, proceeding, or suit relating to, arising out of, or involving in any manner this Agreement or any Party’s other rights, obligations, liabilities under this Agreement, and/or for recognition and enforcement of any corresponding judgment, to the exclusive general jurisdiction of and personal jurisdiction in Delaware state courts (or, in cases of exclusive federal subject matter jurisdiction, to and in the federal courts located in Delaware) and (ii) consents that any such action, proceeding, or suit will be brought, maintained, and adjudicated exclusively in such Delaware state courts and in no other courts (except in cases of exclusive federal subject matter jurisdiction, in which case such action, proceeding, or suit will be brought and maintained in the federal courts located in Delaware and in no other courts). Except as required to enforce this Section 4.4, each Party irrevocably waives, and irrevocably agrees not to plead or assert, any and all defenses, objections, arguments, positions, claims, and legal theories that each Party may now or subsequently have based on personal jurisdiction, inconvenient forum, choice-of-law, or similar legal principles.
     4.5 Successors and Assigns.  Except as specifically permitted by this Agreement (including Section 1.11), this Agreement and any and all rights, duties, and obligations under this Agreement, will not be assigned, transferred, delegated, or sublicensed by any Holder (other than to an Affiliate) without the Company’s prior written consent. Without the Company’s prior written consent, any Holder’s attempt to assign, transfer, delegate, or sublicense any rights, duties, or obligations that arise under this Agreement will be automatically void. Subject to the foregoing and except as otherwise provided in this Agreement, this Agreement’s provisions will inure to the benefit of, and be binding upon, the Parties’ respective successors, assigns, heirs, executors, and administrators.
     4.6 Entire Agreement.  This Agreement, the other Transaction Agreements (as defined in the Series C Agreement), and the schedules and exhibits to the Transaction Agreements constitute the full and entire understanding and agreement between the Parties with regard to the subjects of the Transaction Agreements. No Party will be liable or bound to any other Party in any manner with regard to the subjects of the Transaction Agreements by any warranties, representations, or covenants, except as specified in the Transaction Agreements.
     4.7 Delays or Omissions.  Except as expressly provided in this Agreement, no delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default of any other Party under this Agreement will impair any such right, power, or remedy of such non-defaulting Party, nor will such delay or omission be construed to be a waiver of any such breach or default, or an acquiescence in such breach or default, or of or in any similar breach or default subsequently occurring, nor will any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such waiver. Subject to Section 4.2, any waiver, permit, consent, or approval of any kind or character by any Party of any breach or default under this Agreement, or any waiver by any Party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specified in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, will be cumulative and not alternative.
     4.8 Severability.  Unless otherwise expressly provided in this Agreement, the Investors’ rights under this Agreement are several rights, and not rights jointly held with any of the other Investors. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, then this Agreement will continue in full force and effect without such provision, and the Parties agree to negotiate, in good faith, a legal and enforceable substitute provision that most closely approximates the Parties’ intent in entering into this Agreement, as reflected in this Agreement’s original terms.
     4.9 Construction.  The titles and subtitles used in this Agreement are used for convenience only and will not be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, and exhibits will, unless otherwise provided, refer to this Agreement’s sections and paragraphs and exhibits attached to this Agreement. As used in this Agreement, references to a number of days will be deemed to be a reference to such number of calendar days, unless otherwise specified in a particular case.
     4.10 Counterparts.  This Agreement may be executed in any number of counterparts, each of which will be enforceable against the Parties that execute such counterparts, and all of which together will constitute one instrument.
     4.11 Fax Execution and Delivery.  A facsimile, electronically-mailed PDF reproduction, or other written or electronic reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile, electronic mail, or similar written or electronic transmission device if the signature of or on behalf of such Party is visible, and such execution and delivery will be considered valid, binding, and effective for all purposes. At any Party’s request, all Parties agree to execute an original of this Agreement as well as any facsimile, electronically-mailed PDF reproduction, or other written or electronic reproduction of this Agreement.
     4.12 Further Assurances.  Each Party agrees to execute and deliver, by the proper exercise of such Party’s corporate, limited liability company, partnership, or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.
     4.13 Confidentiality.  Notwithstanding anything in this Agreement to the contrary, no Holder by reason of any term, condition, or provision of this Agreement (including Section 2.1 and Section 2.2) will have access to any of the Company’s trade secrets or classified information. The Company will not be required to comply with any Section 2 information rights in respect of any Holder who the Company’s Board of Directors or the Company’s Chief Executive Officer or, in the absence of a Chief Executive Officer, the Company’s President reasonably determines to be a direct or indirect competitor or an officer, employee, director, stockholder, or Affiliate of a direct or indirect competitor. Each Holder acknowledges that the information received by such Holder pursuant to this Agreement may be confidential and is for such Holder’s use only in such Holder’s capacity as a Company stockholder, and such Holder will not use such confidential information in violation of the Securities Act or the Exchange Act or reproduce, disclose, or disseminate such information to any other person (other than such Holder’s own employees, attorneys, or agents having a need to know the contents of such information), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally, unless such Holder is required to disclose such information by a governmental authority, or unless the Company has given prior written consent to any such action.
     4.14 Termination.  Notwithstanding anything to the contrary in this Agreement, this Agreement will terminate in its entirety and be of no further force or effect immediately before a Control Change closing; provided that Section 4.13 will survive any such termination.
     4.15 Prior Rights Agreement Terminated. Upon the mutual execution and delivery of this Agreement by the Company and the Existing Investors holding a majority of the Registrable Securities (as defined in and required by the Prior Rights Agreement), the Prior Rights Agreement will be terminated, canceled, and of no further force or effect.
*      *      *      *      *

     As of the Effective Date, the Parties have signed, delivered, and become legally bound by this Series C Amended and Restated Investor Rights Agreement.

THE COMPANY:

NextG Networks, Inc.
a Delaware corporation

By:	/s/ Hab Siam
Hab Siam
General Counsel and Corporate Secretary

THE FOUNDERS:

/s/ John B. Georges

John B. Georges

/s/ David M. Cutrer

David M. Cutrer
Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

INVESTORS:

PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED

By:	/s/ Rayan R. Joshi

Name:	Rayan R. Joshi

Title:	Authorized Individual

Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Jack Mann

Name:	Jack Mann

Title:	President

Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

OAK INVESTMENT PARTNERS XI, L.P.
By: Oak Associates XI, LLC, its general partner
/s/ Bandel Carano
Bandel Carano
Managing Member
Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

GABRIEL VENTURE PARTNERS II, L.P.
By: Gabriel Investment Partners II, L.P.,
          Its General Partner

By:	/s/ Frederick W. W. Bolander
Frederick W. W. Bolander, General Partner
GABRIEL LEGACY FUND II, L.P.
By: Gabriel Investment Partners II, L.P.,
          Its General Partner

By:	/s/ Frederick W. W. Bolander
Frederick W. W. Bolander, General Partner
Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

BAY HARBOUR MASTER, LTD.

By:	Bay Harbour Management, L.C.
Its:	Investment Manager

By:	/s/ Steven A. Van Dyke
Steven A. Van Dyke, Managing Principal

TROPHY HUNTER INVESTMENTS, LTD.

By:	Bay Harbour Holdings, LLC
Its:	General Partner

By:	/s/ Steven A. Van Dyke
Steven A. Van Dyke, President

BHMEP LLC

By:	Kurt M. Celler
Its:	Sole Member

By:	/s/ Kurt M. Celler
Kurt M. Celler
Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

WS INVESTMENT COMPANY, L.L.C.

By:	/s/ Herbert P. Fockler

Its:	Member

Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

NV PARTNERS III — BT LP

By:	NVPG LLC
Its:	General Partner

By:	/s/ Thomas Uhlman

Name:	Thomas Uhlman
Managing Member
Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

/s/ John D. Stout
John D. Stout
Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

/s/ John Kang
John Kang
Signature Page to NextG Networks Series C Amended and Restated Investor Rights Agreement

NEXTG NETWORKS, INC.
FIRST AMENDMENT TO SERIES C
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     The undersigned holders of Registrable Securities, as that term is defined in that certain Series C Amended and Restated Investor Rights Agreement dated as of December 20, 2007 by and among NextG Networks, Inc. (the “Company”) and the persons and entities identified on Exhibit A attached thereto (the “Rights Agreement”), agree to amend and restate Section 1.3(a)(i) of the Rights Agreement as follows:
     “(i) promptly give to each Holder written notice thereof at least 15 days before filing any such registration statement; provided, however, that in connection with a Qualified IPO, the Company will give each Holder written notice thereof at least 30 days prior to the anticipated effective date of any such registration statement; and”
     Pursuant to Section 4.2 of the Rights Agreement, upon the execution of this amendment by the Company, the Founders, the Holders holding a majority of the Registrable Securities (voting as if a separate class on an as-converted basis) and the Holders holding a majority of the Series C Preferred Stock (voting as if a separate class on an as-converted basis), this amendment shall be binding upon all parties to the Rights Agreement.
     This amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
     Terms not defined herein shall have the same meaning as in the Rights Agreement.

Dated: June 4, 2008	HOLDER OF REGISTRABLE SECURITIES

OAK INVESTMENT PARTNERS XI, L.P.
By: Oak Associates XI, LLC, its general partner

/s/ Bandel Carano

Bandel Carano
Managing Member
Acknowledged and accepted:
NEXTG NETWORKS, INC.

/s/ Hab Siam Hab Siam General Counsel & Secretary

NEXTG NETWORKS, INC.
FIRST AMENDMENT TO SERIES C
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     The undersigned holders of Registrable Securities, as that term is defined in that certain Series C Amended and Restated Investor Rights Agreement dated as of December 20, 2007 by and among NextG Networks, Inc. (the “Company”) and the persons and entities identified on Exhibit A attached thereto (the “Rights Agreement”), agree to amend and restate Section 1.3(a)(i) of the Rights Agreement as follows:
     “(i) promptly give to each Holder written notice thereof at least 15 days before filing any such registration statement; provided, however, that in connection with a Qualified IPO, the Company will give each Holder written notice thereof at least 30 days prior to the anticipated effective date of any such registration statement; and”
     Pursuant to Section 4.2 of the Rights Agreement, upon the execution of this amendment by the Company, the Founders, the Holders holding a majority of the Registrable Securities (voting as if a separate class on an as-converted basis) and the Holders holding a majority of the Series C Preferred Stock (voting as if a separate class on an as-converted basis), this amendment shall be binding upon all parties to the Rights Agreement.
     This amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
     Terms not defined herein shall have the same meaning as in the Rights Agreement.

Dated: June 4, 2008	HOLDER OF REGISTRABLE SECURITIES:

GABRIEL VENTURE PARTNERS II, L.P. By: Gabriel Venture Partner II, L.P.
Its General Partner

By: /s/ Frederick W. W. Bolander

Frederick W. W. Bolander, General Partner

GABRIEL LEGACY FUND II, L.P.
By: Gabriel Venture Partner II, L.P.
Its General Partner

By: /s/ Frederick W. W. Bolander

Frederick W. W. Bolander, General Partner

Acknowledged and accepted	GABRIEL INVESTMENT PARTNERS II, L.P.
By: Gabriel Venture Partner II, L.P.
Its General Partner
NEXTG NETWORKS, INC.
/s/ Hab Siam	By: /s/ Frederick W. W. Bolander
Hab Siam	Frederick W. W. Bolander, General Partner
General Counsel & Secretary

NEXTG NETWORKS, INC.
FIRST AMENDMENT TO SERIES C
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     The undersigned holders of Registrable Securities, as that term is defined in that certain Series C Amended and Restated Investor Rights Agreement dated as of December 20, 2007 by and among NextG Networks, Inc. (the “Company”) and the persons and entities identified on Exhibit A attached thereto (the “Rights Agreement”), agree to amend and restate Section 1.3(a)(i) of the Rights Agreement as follows:
     “(i) promptly give to each Holder written notice thereof at least 15 days before filing any such registration statement; provided, however, that in connection with a Qualified IPO, the Company will give each Holder written notice thereof at least 30 days prior to the anticipated effective date of any such registration statement; and”
     Pursuant to Section 4.2 of the Rights Agreement, upon the execution of this amendment by the Company, the Founders, the Holders holding a majority of the Registrable Securities (voting as if a separate class on an as-converted basis) and the Holders holding a majority of the Series C Preferred Stock (voting as if a separate class on an as-converted basis), this amendment shall be binding upon all parties to the Rights Agreement.
     This amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
     Terms not defined herein shall have the same meaning as in the Rights Agreement.

Dated: June 4, 2008	FOUNDERS:

/s/ John B. Georges

John B. Georges

/s/ David M. Cutrer

David M. Cutrer

Acknowledged and accepted:

NEXTG NETWORKS, INC.

/s/ Hab Siam
Hab Siam
General Counsel & Secretary

NEXTG NETWORKS, INC.
FIRST AMENDMENT TO SERIES C
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     The undersigned holders of Registrable Securities, as that term is defined in that certain Series C Amended and Restated Investor Rights Agreement dated as of December 20, 2007 by and among NextG Networks, Inc. (the “Company”) and the persons and entities identified on Exhibit A attached thereto (the “Rights Agreement”), agree to amend and restate Section 1.3(a)(i) of the Rights Agreement as follows:
     “(i) promptly give to each Holder written notice thereof at least 15 days before filing any such registration statement; provided, however, that in connection with a Qualified IPO, the Company will give each Holder written notice thereof at least 30 days prior to the anticipated effective date of any such registration statement; and”
     Pursuant to Section 4.2 of the Rights Agreement, upon the execution of this amendment by the Company, the Founders, the Holders holding a majority of the Registrable Securities (voting as if a separate class on an as-converted basis) and the Holders holding a majority of the Series C Preferred Stock (voting as if a separate class on an as-converted basis), this amendment shall be binding upon all parties to the Rights Agreement.
     This amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
     Terms not defined herein shall have the same meaning as in the Rights Agreement.

Dated: June 4, 2008	HOLDER OF REGISTRABLE SECURITIES

PLAINFIELD SPECIAL SITUATIONS MASTER FUND LIMITED

By: /s/ Rayan R. Joshi

Name: Rayan R. Joshi

Title: Authorized Individual

Acknowledged and accepted:

NEXTG NETWORKS, INC.

/s/ Hab Siam Hab Siam
General Counsel & Secretary

NEXTG NETWORKS, INC.
FIRST AMENDMENT TO SERIES C
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
     The undersigned holders of Registrable Securities, as that term is defined in that certain Series C Amended and Restated Investor Rights Agreement dated as of December 20, 2007 by and among NextG Networks, Inc. (the “Company”) and the persons and entities identified on Exhibit A attached thereto (the “Rights Agreement”), agree to amend and restate Section 1.3(a)(i) of the Rights Agreement as follows:
     “(i) promptly give to each Holder written notice thereof at least 15 days before filing any such registration statement; provided, however, that in connection with a Qualified IPO, the Company will give each Holder written notice thereof at least 30 days prior to the anticipated effective date of any such registration statement; and”
     Pursuant to Section 4.2 of the Rights Agreement, upon the execution of this amendment by the Company, the Founders, the Holders holding a majority of the Registrable Securities (voting as if a separate class on an as-converted basis) and the Holders holding a majority of the Series C Preferred Stock (voting as if a separate class on an as-converted basis), this amendment shall be binding upon all parties to the Rights Agreement.
     This amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.
     Terms not defined herein shall have the same meaning as in the Rights Agreement.

Dated: June 4, 2008	HOLDER OF REGISTRABLE SECURITIES

MERRILL LYNCH CAPITAL CORPORATION

	By:	/s/ Jack Mann

	Name:	Jack Mann

	Title:	President

Acknowledged and accepted:

NEXTG NETWORKS, INC.

/s/ Hab Siam
Hab Siam
General Counsel & Secretary